UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 5, 2014

Glu Mobile Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33368	91-2143667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Howard Street, Suite 300 San Francisco, California		94105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 800-6100

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Glu Mobile Inc. (“Glu”) held its 2014 Annual Meeting of Stockholders on June 5, 2014 (the “Annual Meeting”). At the Annual Meeting Glu’s stockholders (1) elected two persons as Class I directors to Glu’s Board of Directors, each to serve until Glu’s annual meeting of stockholders to be held in 2017 and until his successor is elected and qualified, or until his death, resignation or removal; (2) approved the advisory vote of the compensation paid to Glu’s named executive officers; and (3) ratified the appointment of PricewaterhouseCoopers LLP as Glu’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The proposals are described in Glu’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 21, 2014.

Set forth below are the final results of the votes on each proposal.

1. Election of two Class I Directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
Hany M. Nada	22,071,386	698,416	36,319,620
Benjamin T. Smith, IV	22,139,643	630,159	36,319,620

2. Advisory vote on compensation paid to Glu’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,693,803	952,812	123,187	36,319,620

3. Ratification of the appointment of PricewaterhouseCoopers LLP as Glu’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

Votes For	Votes Against	Abstentions	Broker Non-Votes
57,630,884	1,274,963	183,575	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

June 11, 2014	By:	/s/ Scott J. Leichtner
Name: Scott J. Leichtner Title: Vice President, General Counsel and Secretary